Exhibit 10.3

EURAND N.V.

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT, dated as of               , 2007 (the “Agreement”), among the investors listed on Schedule I hereto (the “Investors”) and Eurand N.V., a public company with limited liability, organized and existing under the laws of the Netherlands (the “Company”).

RECITALS

WHEREAS, the Company, as of the date of this Agreement, has three classes of shares: the convertible, redeemable, cumulative preferred shares in the Company, par value €0.01 per share (the “Series A Preference Shares”), the ordinary shares in the Company, par value €0.01 per share (the “Ordinary Shares”), and the convertible, redeemable, cumulative preferred shares in the Company, par value €0.01 per share (the “Series C Preference Shares”). The rules governing both the Series A Preference Shares, the Ordinary Shares and the Series C Preference Shares are described in the articles of association of the Company (the “Articles”); and

WHEREAS, in connection with the proposed public offering by the Company of Ordinary Shares pursuant to a registration under the Securities Act of 1933, as amended (such offering, the “Initial Public Offering”), the Investors have the right to convert Series A Preference Shares and Series C Preference Shares Owned (as defined below) by such Investors at the time of the Initial Public Offering into Ordinary Shares pursuant to the terms of such Series A Preference Shares and Series C Preference Shares as described in the Articles; and

WHEREAS, the Company has agreed, in connection with the Initial Public Offering, to grant the Investors certain rights; and

WHEREAS, the Company and the Investors desire to define the rights of the Investors on the terms and subject to the conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the parties hereby agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement, the following terms have the respective meanings set forth below:

Agreement:  shall mean this Investor Rights Agreement among the Investors and the Company;

Commission:  shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

Exchange Act:  shall mean the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder;

Holder:  shall mean any holder of Registrable Securities;

Initiating Holder:  shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities;

Owns, Own, Owning or Owned: shall mean beneficial ownership, assuming the conversion of all outstanding securities convertible into Ordinary Shares and the exercise of all outstanding options and warrants to acquire Ordinary Shares;

Person:  shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

Register, Registered and Registration:  shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

Registrable Securities:  shall mean (A) the Ordinary Shares issued to the Investors upon the conversion of the Series A Preference Shares and Series C Preference Shares, (B) any other Ordinary Shares acquired by the Investors after the date hereof and (C) any shares of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the Ordinary Shares referred to in clause (A) or (B) but shall in any event exclude (x) Ordinary Shares sold by the Investors pursuant to any registration statement or Rule 144 and (y) Ordinary Shares sold by the Investors pursuant to a private placement in which the Holder’s rights hereunder are not assigned;

Registration Expenses:  shall mean all expenses incurred by the Company in compliance with Section 3(a), (b) and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders in an amount not to exceed $25,000, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration;

Rule 144:  shall mean Rule 144 under the Securities Act;

security, securities:  shall have the meaning set forth in Section 2(1) of the Securities Act;

Securities Act:  shall mean the Securities Act of 1933, as amended (or any successor act), and the rules and regulations promulgated thereunder; and

Selling Expenses:  shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders in an amount not to exceed $25,000, which are included in the Registration Expenses.

SECTION 2. BOARD OF DIRECTORS

Election of Directors. Upon the request of the Investors, the Company shall use its best efforts to nominate and cause to be elected as a non-executive director to the Board of Directors of the Company (the “Board”) (i) as long as the Investors Own at least twenty percent (20%) of the Ordinary Shares, up to two (2) representatives designated by the Investors, and (ii) as long as the Investors Own at least ten percent (10%) of the Ordinary Shares, one (1) representative designated by the Investors (each, a “Warburg Pincus Director”). In the event that any Warburg Pincus Director is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, upon the request of the Investors, the Company shall use its best efforts, with due regard to the provisions of the Articles that ultimately require shareholder approval to elect such directors, to nominate and cause to be elected another Warburg Pincus Director. The Parties are aware of the provisions of the Netherlands Corporate Governance Code on the independence of non-executive directors and shall fully respect the “explain” principle with respect to that code.

SECTION 3. REGISTRATION RIGHTS

(a)           Requested Registration.

(i)            Request for Registration. If the Company shall receive from an Initiating Holder, at any time after the one hundred eighty (180)-day period following the closing of the Initial Public Offering, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

(1)           promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(2)           as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) business days after written notice from the Company is given under Section 3(a)(i)(1) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 3(a):

(A)          In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(B)           After the Company has effected three (3) such registrations pursuant to this Section 3(a) and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed;

(C)           If the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $15,000,000;

(D)          During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction under the Securities Act, with respect to an employee benefit plan or with respect to the Company’s first registered public offering of its stock), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may only delay an offering pursuant to this Section 3(a)(i)(2)(D) for a period of not more than ninety (90) days, if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any twelve (12)-month period; or

(E)           If the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its best efforts to comply with this Section 3(a) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12)-month period.

The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 3(a)(ii) below, include other securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration (“Other Shareholders”). In the event any Holder requests a registration pursuant to this Section 3(a) in connection with a distribution of Registrable

Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.

The registration rights set forth in this Section 3 may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be bound by all obligations of this Agreement); provided, however, that the rights hereunder shall not be assignable unless the transferee of such Registrable Securities acquires Registrable Securities representing at least 2% of the outstanding Ordinary Shares as of the date of such transfer.

(ii)           Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3(a)(i).

If Other Shareholders request inclusion of their securities in the underwriting, the Holders shall offer to include the securities of such Other Shareholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 3. The Holders whose shares are to be included in such registration and the Company shall (together with all Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company; provided, however, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders under Section 3(g)(ii). Notwithstanding any other provision of this Section 3(a), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Shareholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any Other Shareholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by providing written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(b)           Company Registration.

(i)            If the Company shall determine to register any of its equity securities either for its own account or for the account of Other Shareholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a

Rule 145 transaction under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

(1)           promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(2)           include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (1) above, except as set forth in Section 3(b)(ii) below. Such written request may specify all or a part of the Holders’ Registrable Securities. In the event any Holder requests inclusion in a registration pursuant to this Section 3(b) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.

(ii)           Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 3(b)(i)(1) above. In such event, the right of each of the Holders to registration pursuant to this Section 3(b) shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company and reasonably acceptable to the Holders; provided, however, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders under Section 3(g)(ii). Notwithstanding any other provision of this Section 3(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than twenty percent (20%) of the shares included therein (based on the number of shares). The Company shall promptly advise all holders of securities requesting registration of such limitation, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner:  the securities of the Company held by officers, directors and Other Shareholders of the Company (other than Registrable Securities and other than securities held by holders who by contractual right demanded such registration (“Demanding Holders”)) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, he she or it may elect to withdraw therefrom by providing written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding anything herein to the contrary, the Company shall have the right, in its sole and absolute discretion, to terminate, withdraw, delay or postpone any registration under this Section 3(b).

(c)           Form F-3. Following the Initial Public Offering, the Company shall use its best efforts to qualify for registration on Form F-3 for secondary sales. After the Company has qualified for the use of Form F-3 (and provided that the Company is then eligible to use Form F-3), the Holders shall have the right to request three (3) registrations on Form F-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 3(c):

(i)            Unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of Selling Expenses) of more than $10,000,000;

(ii)           Within one hundred eighty (180) days of the effective date of the most recent registration pursuant to this Section 3(c) in which securities held by the requesting Holder could have been included for sale or distribution;

(iii)          In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(iv)          During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction under the Securities Act or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may only delay an offering pursuant to this Section 3(c)(iv) for a period of not more than ninety (90) days, if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any twelve (12)-month period; or

(v)           If the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its best efforts to comply with this Section 3(c) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12)-month period.

The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this Section 3(c) and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of Section 3(a)(ii) above shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form F-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. In the event any Holder requests a registration pursuant to this Section 3(c) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.

(d)           Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 3 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

(e)           Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 3, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

(i)            keep such registration effective for a period of one hundred twenty (120) days or until the Holders (or in the case of a distribution to the partners or members of such Holder, such partners or members), as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (1) such one hundred twenty (120)-day period shall be extended for a period of time equal to the period during which the Holders or partners or members, as applicable, refrain from selling any securities included in such registration in accordance with the provisions in Section 3(f) hereof; and (2) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such one hundred and twenty (120)-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis; provided, further, however, that the Company shall not be required to keep any registration under this Section 3 in effect for a period of more than two years;

(ii)           furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;

(iii)          notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iv)          furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration.

(f)            Blackout Right. If the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board (x) the Company is engaged in or proposes to engage in discussions or negotiations with respect to, or if there is otherwise pending, a fundamental event (including without limitation a merger, acquisition, other form of business combination, divestiture, tender offer or financing) or there is an event or state of facts relating to the Company, in each case which is material to the Company and disclosure of same would in the judgment of the Company be adverse to the interests of the Company (such negotiation, step, event or state of facts being referred to herein as a “Material Activity”) or (y) the Company, deems it necessary to file a post-effective amendment to the Form F-3, or to supplement the prospectus to disclose the Material Activity, the Holders, at the request of the Company, shall suspend any offers or sales pursuant to any registration then in effect for a period of 90 days (or such earlier date on which the Company shall have notified the Holders in writing); provided that the Company shall not be permitted to deliver more than one certificate pursuant to this paragraph in any twelve (12)-month period.

(g)           Indemnification.

(i)            The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners and members, and each Person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, issuer free-writing prospectus, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of such Holders, each of its officers, directors and partners and members, and each Person controlling each of such Holders, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

(ii)           Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter, each Other Shareholder and each of their respective officers, directors, partners and members, and each Person controlling such Other Shareholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, issuer free-writing prospectus, offering circular or other document made by such Holder in writing, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company, the underwriters, and such Other Shareholders, and their respective directors, officers, partners, members, Persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold in such registration as contemplated herein.

(iii)          Each party entitled to indemnification under this Section 3(g) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3(f) unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(iv)          If the indemnification provided for in this Section 3(g) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions (or alleged statements or omissions) which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(v)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

(h)           Information by the Holders; Other Obligations.

(i)            Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 3.

(ii)           In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Holder shall distribute Registrable Securities to its partners or members, such Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such registration statement to provide information with respect to such partners or members, as selling security holders. Promptly following receipt of such information, the Company shall file an appropriate amendment to such registration statement reflecting the information so provided. Any incremental expense to the Company resulting from such amendment shall be borne by such Holder.

(iii)          The Holders shall (1) not take actions that would prevent the distribution of Registrable Securities included by such Holder in any registration statement filed hereunder from being made in accordance with the (x) plan of distribution set forth in such registration statement and (y) all applicable SEC rules and regulations, (2) not deliver any form of prospectus in connection with the sale of Registrable Securities as to which the Company has advised the selling Holders in writing pursuant to Section 3(e)(iii) hereof, (3) comply with their obligations under this Agreement, including Sections 3(f) and (4) upon written request of the Company, notify the Company of any sales of Registrable Securities covered by any registration statement.

(i)            Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

(i)            make and keep public information available as those terms are understood and defined in Rule 144, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)           use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(iii)          so long as a Holder owns any Registrable Securities, furnish as promptly as practicable (but no later than 2 business days following a request therefore) to such Holder, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

(j)            Termination. The registration rights set forth in this Section 3 shall not be available to any Holder if, (i) in the written opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any ninety (90)-day period pursuant to Rule 144 (without giving effect to the provisions of Rule 144(k)) or (ii) all of the Registrable Securities held by such Holder have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144.

SECTION 4. INTERPRETATION OF THIS AGREEMENT

(a)           Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

SECTION 5. MISCELLANEOUS

(a)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State without regard to conflicts of law principles.

(b)           Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

(c)           Notices.

(i)            All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

(1)           if to the Company, to Olympic Plaza, Fred. Roeskestraat 123, 1076 EE Amsterdam, The Netherlands, Attention: Gearóid M. Faherty, Chief Executive Officer (facsimile: (+39 02 95743381), or at such other address as it may have furnished in writing to the Holders.

(2)           if to the Holders, at the address or facsimile number listed on Schedule I hereto, or at such other address or facsimile number as may have been furnished to the

Company in writing, with a copy to Warburg Pincus LLC, 466 Lexington Avenue, New York, NY 10017 (facsimile: (212) 922-0933), Attention: Scott A. Arenare, Esq.

(ii)           Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

(d)           Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(e)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

(f)            Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Holders holding a majority of the then outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 5(f) shall be binding upon each Holder of Registrable Securities then outstanding (whether or not such Holder consented to any such amendment or waiver).

(g)           Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

(h)           Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

EURAND N.V.

By:
Name:
Title:

WARBURG, PINCUS EQUITY PARTNERS, L.P.

By:	Warburg Pincus Partners LLC, its General Partner
By:	Warburg Pincus & Co., its Managing Member

By:
Name:
Title:

WARBURG, PINCUS VENTURES INTERNATIONAL, L.P.

By:	Warburg Pincus Partners LLC, its General Partner
By:	Warburg Pincus & Co., its Managing Member

By:
Name:
Title:

Schedule I

Investors

Investor Name and Address

Warburg, Pincus Equity Partners, L.P.

466 Lexington Avenue

New York, NY 10017

Facsimile: (212) 878-9351

Attention: Scott A. Arenare, Esq.

Notices to:

Warburg, Pincus Equity Partners, L.P.

28 King Street, St. James

SW1Y 6QW

London, United Kingdom

Tel: +44-207-321-0881

Attn: Nicholas Lowcock

Investor Name and Address

Warburg, Pincus Ventures International, L.P.

466 Lexington Avenue

New York, NY 10017

Facsimile: (212) 878-9351

Attention: Scott A. Arenare, Esq.

Notices to:

Warburg, Pincus Ventures International, L.P.

28 King Street, St. James

SW1Y 6QW

London, United Kingdom

Tel: +44-207-321-0881

Attn: Nicholas Lowcock